Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Main Street and Main Incorporated:

     We consent to incorporation by reference in the registration statements filed on Form S-3 (File Nos. 333-71230, 333-28659, 333-78161, 333-42122 and
333-55108)  and  Form  S-8  (File  Nos.  333-43612,  333-78155,  333-89931,  and
333-55100) of Main Street and Main Incorporated of our report dated March 4, 2003, relating to the consolidated balance sheets of Main Street and Main Incorporated and subsidiaries as of December 30, 2002 and December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss) and cash flows for the years then ended, which report appears in the December 30, 2002 annual report on Form 10-K of Main Street and Main Incorporated.

     As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", which changed the Company's method of accounting for goodwill and other intangible assets effective January 1, 2002.

/s/ KPMG LLP

Phoenix, Arizona
March 31, 2003